EXHIBIT 99.6(a)

Distribution Agreement

DISTRIBUTION AGREEMENT


Agreement, made this 1st day of Dec., 1987 between Pacific Select Fund ("the Fund") and Pacific Equities Network ("PEN" or "Distributor").

WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Fund is authorized to issue shares of Capital Stock ("Capital Stock") in separate Series (the "Series") with each such Series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund intends initially to offer shares in eight series to be designated as the Money Market Series, the Growth Series, the Equity Income Series, the Multi-Strategy Series, the Managed Bond Series, the High Yield Bond Series, the Government Securities Series, and the International Series (the "Initial Series"), such Series together with all other Series subsequently established by the Fund with respect to which the Fund desires to retain the distributor to render services hereunder and with respect to which the Distributor is willing so to do, being herein collectively referred to as the "Series."

Therefore, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. The Fund hereby appoints PEN as Distributor of the Capital Stock on the terms and for the period set forth in this Agreement and PEN hereby accepts such appointment and agrees to render the services and undertake the duties set forth herein.

2. (a) In performing its duties as Distributor, PEN will act in conformity with the Prospectus and with the instructions and directions of the Board of Trustees of the Fund, the requirements of the 1933 Act, the 1940 Act, and all other applicable federal and state laws and regulations.

(b) After effectiveness of the Fund's Registration Statement, PEN will hold itself available to receive by mail, telex and/or telephone orders for the purchase or redemption of the Capital Stock and will accept or reject such orders on behalf of the Fund in accordance with the provisions of the Prospectus, and will transmit such orders as are so accepted to the Fund's transfer agent promptly for processing at the share's net asset value next determined in accordance with the prospectus. Distributor will not use any sales literature which has not been previously approved by the Fund.

(c) PEN shall not be obligated to sell any certain number of shares of Capital Stock. Such shares shall be sold without sales charge. No commission or other fee will be paid to PEN in connection with the sale of shares of Capital Stock.

3. During the term of this Agreement, PEN will bear all its expenses in complying with this Agreement, including the following expenses:

(a) costs of sales presentations, mailings, advertising, and any other marketing efforts by PEN in connection with the distribution or sale of Capital Stock; and

(b) any compensation paid to employees of PEN in connection with the distribution or sale of the Capital Stock.

4.  The Fund shall bear all of its other expenses including, but not limited to:

(a) preparation and setting in type of its reports, proxies and prospectuses and printing and distributing reports, proxies and prospectuses and other communications to existing shareholders;

(b) registration of the Fund's shares with the Securities and Exchange
Commission;

(c) qualification of the Fund's shares for sale in jurisdictions designated by the Distributor;

5. PEN shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from its willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement. Any person, even though also an officer, employee or agent of PEN, who may be or become an officer, director, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting in any business of the Fund, to be rendering such services to or acting solely for the Fund and not as an officer, partner, employee or agent or one under the control or direction of PEN even though paid by PEN.

6. PEN hereby agrees to indemnify and hold harmless the Fund and the several officers and Trustees thereof against any and all losses, liabilities, damages and claims arising out of or based upon any untrue or alleged untrue statement or representation made (except for such statements made in reliance on any prospectus, registration statement or sales material supplied by the Fund), any failure to deliver a currently effective prospectus, or the use of any unauthorized sales literature by any officer, employee or agent of PEN in connection with the offer or sale of the Contracts. PEN shall reimburse each such person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, liability, damage or claim.

Promptly after receipt by a party entitled to indemnification under this section ("indemnified party") of notice of the commencement of any action, if a claim for indemnification in respect thereof is to be made against PEN, such indemnified party will notify PEN in writing of the commencement thereof, and the omission so to notify PEN will not relieve it from any liability under this section, except to the extent that the omission results in a failure of actual notice to PEN and it is damaged solely as a result of the failure to give such notice.

7. This Agreement shall take effect on the effective date of the Fund's Registration Statement under the 1933 Act, and shall continue in effect, unless sooner terminated as provided herein, for two years from such date and shall continue from year to year thereafter so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) either by a majority of the entire Board of Trustees of the Fund or by a majority vote (as defined in the Prospectus) of the shareholders of the Fund; provided, HOWEVER, that this Agreement may be terminated without penalty by the Board of Trustees of the Fund; by a majority vote (as defined in the Prospectus) of the shareholders of the Fund on 60 days' written notice to PEN, or by PEN at any time, without payment of any penalty, on 90 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

8. Notices of any kind to be given to PEN by the Fund shall be in writing and shall be duly given if mailed, first class postage prepaid, or delivered to PEN, 800 Newport Center Drive, Suite 450, Newport Beach, California 92660, or at such other address or to such individual as shall be specified by PEN to the Fund. Notices of any kind to be given to the Fund shall be in writing and shall be duly given if mailed, first class postage prepaid, or delivered to them at 700 Newport Center Drive, Newport Beach, California 92660 or at such other address or to such individual as shall be specified by the Fund.

9. The service of the Distributor to the Fund under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

10. The Distributor shall prepare reports for the Board of Trustees of the Fund on a quarterly basis showing such information as from time to time shall be reasonably requested by the Board.

11. The Distributor shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. It is understood and agreed that the Distributor, by separate agreement with the Fund, may also serve the Fund in other capacities.

12. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

13. This Agreement shall be governed by the laws of California, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940, the Securities Exchange Act of 1934 or any rule or order of the Securities and Exchange Commission.

14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PACIFIC EQUITIES NETWORK


By  /s/ RICHARD F. HANLY
        Richard F. Hanly
        President


PACIFIC SELECT FUND


By  /s/ TC SUTTON
Name: Thomas C. Sutton
Title:   President

ADDENDUM TO DISTRIBUTION AGREEMENT
----------------------------------


The Agreement, made the 1st day of December, 1987 between the PACIFIC SELECT FUND ("Fund"), a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660 and PACIFIC EQUITIES NETWORK ("PEN"), a wholly owned subsidiary of Pacific Financial Holding Company, located at 800 Newport Center Drive, Suite 300, Newport Beach, CA
92660 ("the Agreement"), is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement.


                                  WITNESSETH:


WHEREAS, the Fund initially established and currently offers eight separate Series designated as the Money Market Series, Managed Bond Series, High Yield Bond Series, Government Securities Series, Growth Series, Equity Income Series, Multi-Strategy Series and International Series; and

WHEREAS, the Fund has appointed PEN as Distributor of the Capital Stock ("Distributor") with respect to the Series and PEN has accepted such appointment; and

WHEREAS, the Fund intends to establish an additional Series to be designated as the Equity Index Series; and

WHEREAS, the Fund desires to appoint PEN as Distributor for the Equity Index Series on the terms set forth in the Agreement and hereinafter;

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

1. The Equity Index Series together with all other Series previously established by the Fund are referred to as "Series" as that term is used in the Agreement. In addition to its responsibilities as specified in the Agreement, PEN shall serve as Distributor of the Capital Stock of the Equity Index Series of the Fund under the terms and conditions specified in the Agreement. For purposes of the Agreement and this Addendum, the phrase "Capital Stock" shall mean the shares of beneficial interest issued by the Fund.

This Addendum shall take effect as of the date of its execution.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on the date indicated.

                                      PACIFIC SELECT FUND


1-17-89                               /s/ THOMAS C. SUTTON
Date                                      President



                                     PACIFIC EQUITIES NETWORK


1-17-89                              /s/ ARTHUR M. KESSELHAUT
Date                                     President

ADDENDUM TO DISTRIBUTION AGREEMENT
----------------------------------


The Distribution Agreement made the 1st day of December, 1987, and subsequently amended on January 17, 1989, between PACIFIC SELECT FUND, (the "Fund") a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660, and PACIFIC EQUITIES NETWORK ("PEN"), a California corporation, having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660 (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 4th day of January, 1994,


                                  WITNESSETH:

WHEREAS, the Fund currently consists of nine separate series designated as the Money Market Series, Managed Bond Series, High Yield Bond Series, Government Securities Series, Growth Series, Equity Income Series, Multi-Strategy Series, International Series, and Equity Index Series (each a "Series"); and

WHEREAS, the Fund has appointed PEN as Distributor of the Capital Stock ("Distributor") with respect to the Series and PEN has accepted such appointment; and

WHEREAS, the Fund intends to establish one additional Series to be designated as the Growth LT Series; and

WHEREAS, the Fund desires to appoint PEN as Distributor for the Growth LT Series on the terms set forth in this Agreement and hereinafter; and

WHEREAS, PEN is willing to accept such appointment;

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. The Growth LT Series, together with all other Series previously established by the Fund, are referred to as "Series" as that term is used in the Agreement. In addition to its responsibilities as specified in the Agreement, PEN shall serve as Distributor of the Capital Stock of the Growth LT Series of the Fund under the terms and conditions specified in the Agreement. For purposes of the Agreement and this Addendum, the phrase "Capital Stock" shall mean the shares of beneficial interest issued by the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.

                                       PACIFIC SELECT FUND


ATTEST /s/ AUDREY L. MILFS             By: /s/ TC SUTTON
Name:  Audrey L. Milfs                     Name:  Thomas C. Sutton
Title:  Secretary                          Title:  President


                                       PACIFIC EQUITIES NETWORK

ATTEST /s/ AUDREY L. MILFS             By: /s/ GERALD W. ROBINSON
Name:  Audrey L. Milfs                     Name:
Title:  Secretary                          Title:  Director


ATTEST /s/ AUDREY L. MILFS             By: /s/ DIANE N. LEDGER
Name:  Audrey L. Milfs                     Name:  Diane N. Ledger
Title:  Secretary                          Title:  Assistant Vice President

ADDENDUM TO DISTRIBUTION AGREEMENT
----------------------------------


The Distribution Agreement made the 1st day of December, 1987, and subsequently amended on January 17, 1989, between PACIFIC SELECT FUND, (the "Fund") a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660, and PACIFIC EQUITIES NETWORK ("PEN"), a California corporation having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660 (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 15th day of August, 1994.


                                  WITNESSETH:

WHEREAS, the Fund currently consists of ten separate series designated as the Money Market Series, Managed Bond Series, High Yield Bond Series, Government Securities Series, Growth Series, Equity Income Series, Multi-Strategy Series, International Series, Equity Index Series and Growth LT Series (each a "Series"); and

WHEREAS, the Fund has appointed PEN as Distributor of the Capital Stock ("Distributor) with respect to the Series and PEN has accepted such appointment; and

WHEREAS, the Fund intends to establish two additional Series to be designated as the Equity Series and Bond and Income Series; and

WHEREAS, the Fund desires to appoint PEN as Distributor for the Equity Series and Bond and Income Series on the terms set forth in this Agreement and hereinafter; and

WHEREAS, PEN is willing to accept such appointment;

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. The Equity Series and Bond and Income Series, together with all other Series previously established by the Fund, are referred to as "Series" as that term is used in the Agreement. In addition to its responsibilities as specified in the Agreement, PEN shall serve as Distributor of the Capital Stock of the Equity Series and Bond and Income Series of the Fund under the terms and conditions specified in the Agreement. For purposes of the Agreement and this Addendum, the phrase "Capital Stock" shall mean the shares of beneficial interest issued by the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.

                                        PACIFIC SELECT FUND

Attest: /s/ AUDREY L. MILFS             By: /s/TC SUTTON
Name:  Audrey L. Milfs                      Name:  Thomas C. Sutton
Title:  Secretary                           Title:  President


                                        PACIFIC EQUITIES NETWORK


Attest: /s/ AUDREY L. MILFS             By:  /s/ GERALD W. ROBINSON
Name:  Audrey L. Milfs                       Name:  Gerald W. Robinson
Title:  Secretary                            Title:  President and Chief
                                                     Executive Officer


Attest: /s/ AUDREY L. MILFS             By: /s/ DIANE N. LEDGER
Name:  Audrey L. Milfs                      Name:  Diane N. Ledger
Title:  Secretary                           Title:  Assistant Vice President

                       ADDENDUM TO DISTRIBUTION AGREEMENT
                       ----------------------------------


     The Distribution Agreement made the 1st day of December, 1987, and subsequently amended on January 17, 1989, January 4, 1994 and August 15, 1994 between PACIFIC SELECT FUND, (the "Fund") a Massachusetts business trust having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660, and PACIFIC EQUITIES NETWORK ("PEN"), a California corporation, having its principal place of business at 700 Newport Center Drive, Newport Beach, CA 92660 (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this _____ day of ___________, 1995.


                                  WITNESSETH:

     WHEREAS, the Fund currently consists of twelve separate series designated as the Money Market Portfolio, Managed Bond Portfolio, High Yield Bond Portfolio, Government Securities Portfolio, Growth Portfolio, Equity Income Portfolio, Multi-Strategy Portfolio, International Portfolio, Equity Index Portfolio, Growth LT portfolio, Equity Portfolio and Bond and Income Portfolio (each referred to as a "Series" in the Agreement, and hereinafter referred to as a "Portfolio"); and

     WHEREAS, the Fund has appointed PEN as Distributor of the Capital Stock ("Distributor") with respect to the Portfolios and PEN has accepted such appointment; and

     WHEREAS, the Fund intends to establish two additional Portfolios to be designated as the Emerging Markets Portfolio and Aggressive Equity Portfolio; and

     WHEREAS, the Fund desires to appoint PEN as Distributor for the Emerging Markets Portfolio and Aggressive Equity Portfolio on the terms set forth in this Agreement and hereinafter; and

     WHEREAS, PEN is willing to accept such appointment;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. The Emerging Markets Portfolio and Aggressive Equity Portfolio, together with all other Portfolios previously established by the Fund, are referred to as "Series" as that term is used in the Agreement, and hereinafter referred to as "Portfolios". In addition to its responsibilities as specified in the Agreement, PEN shall serve as Distributor of the Capital Stock of the Emerging Markets Portfolio and Aggressive Equity Portfolio of the Fund under the terms and conditions specified in the Agreement. For purposes of the Agreement and this Addendum, the phrase "Capital Stock" shall mean the shares of beneficial interest issued by the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.

                                       PACIFIC SELECT FUND


Attest:                                By:
Name:  Audrey L. Milfs                     Name:  Thomas C. Sutton
Title:  Secretary                          Title:  President



                                       PACIFIC EQUITIES NETWORK


Attest:                                By:
Name:  Audrey L. Milfs                     Name:  Gerald W. Robinson
Title:  Secretary                          Title:  President, Director & CEO


Attest:                                By:
Name:  Audrey L. Milfs                    Name:  Edward R. Byrd
Title:  Secretary                         Title:  CFO & Treasurer